UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) July 29, 2014

Cliffs Natural Resources Inc.
(Exact name of registrant as specified in its charter)

Ohio	1-8944	34-1464672
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

200 Public Square, Suite 3300 Cleveland, Ohio		44114-2315
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code:
(216) 694-5700
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 29, 2014, at the 2014 Annual Meeting of Shareholders (the “2014 Annual Meeting”) of Cliffs Natural Resources Inc. (the “Company”), the shareholders of the Company (the “Shareholders”) approved the Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan (the “Revised Incentive Plan”). The Revised Incentive Plan permits the Compensation and Organization Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) to provide equity-based compensation in the form of stock options, stock appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), deferred shares, performance shares, performance units, retention units and dividends or dividend equivalents for the purpose of providing the Company’s officers and other key employees, and those of the Company’s subsidiaries, incentives and rewards for performance.
In terms of material changes, the Revised Incentive Plan:

•
Increased the maximum share limit by 5,000,000 common shares, $0.125 par value per share (the “Common Shares”), from 6,000,000 Common Shares to 11,000,000 Common Shares (under the Revised Incentive Plan’s fungible share counting mechanics, awards other than stock options and SARs will be counted against the aggregate share limit as two Common Shares for every one share that actually is issued or transferred under such awards);

•
Clarified that stock options and SARs may not provide for dividends or dividend equivalents, and that any dividends or dividend equivalents on other awards subject to the achievement of performance objectives must be deferred until and paid contingent on the achievement of the applicable performance objectives;

•	Revised the default “Change in Control” definition for awards under the Revised Incentive Plan (as further described in the Revised Incentive Plan);

•
Revised the “Change in Control” acceleration provisions so that, instead of automatic acceleration in all cases in the event of a “Change in Control,” awards granted under the Revised Incentive Plan may provide for accelerated vesting in the event of a “Change in Control” if either (1) within a specified period the participant is involuntarily terminated for reasons other than for cause or terminates his or her employment for good reason (as defined in such award agreement), or (2) such awards are not assumed or converted into replacement awards in a manner described in the award agreements; and

•	Extended the termination date for the Revised Incentive Plan to May 14, 2024.
Certain awards may be granted under the Revised Incentive Plan subject to the attainment of performance objectives consisting of the following: net earnings or net income; operating earnings or operating income; pretax earnings; earnings per share; share price, including growth measures and total shareholder return; earnings before interest and/or taxes; earnings before interest, taxes, depreciation and/or amortization; sales or revenues; production or sales volume; gross or operating margins, or gross or operating margin growth; return measures; working capital; residual economic profit, economic profit or economic value added; cash flow; productivity ratios; expense or cost control; market share; financial ratios; working capital targets; completion of acquisitions of businesses or companies; completion of divestitures or asset sales; strategic partnering; geographic expansion goals; safety performance; management of employee practices and benefits; research and development and product development; customer or employee satisfaction; and any combination of any of the foregoing business criteria.
The description of the Revised Incentive Plan contained herein is qualified in its entirety by reference to the complete terms and conditions of the Revised Incentive Plan, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. Because the Shareholders approved the

Revised Incentive Plan, it became effective as of February 10, 2014. Outstanding awards under the Cliffs Natural Resources Inc. 2012 Incentive Equity Plan, as amended, will continue in effect in accordance with their terms.
On July 29, 2014, the Shareholders also approved the 2014 Nonemployee Directors’ Compensation Plan (the “2014 Directors’ Plan”) and an aggregate authorization of 300,000 Common Shares under the 2014 Directors’ Plan. The 2014 Directors’ Plan replaces the Cliffs Natural Resources Inc. Nonemployee Directors’ Compensation Plan, as amended (the “Prior Directors’ Plan”). Because the Shareholders approved the 2014 Directors’ Plan, it will become effective on December 1, 2014, and no further awards will be granted under the Prior Directors’ Plan on or after that date. All outstanding equity grants under the Prior Directors’ Plan, however, will continue in effect in accordance with their terms. In addition, the annual equity grants to be awarded to the Company’s directors with respect to the 2014 Annual Meeting are expected to be issued pursuant to the Prior Directors’ Plan, but such grants (and any other issuances or transfers of shares under the Prior Directors’ Plan on or after January 1, 2014) will reduce the number of shares available under the 2014 Directors’ Plan on a one-for-one basis.
The 2014 Directors’ Plan permits the Governance and Nominating Committee of the Board to issue awards to the Company’s non-employee directors, including restricted shares, RSUs, deferred shares, dividend equivalents and other awards that may be denominated or payable in, valued by or reference to or based on, Common shares or factors that may influence the value of the Common Shares, plus cash awards, in order to further align the interests of such Directors with the Shareholders and thereby promote the long-term success and growth of the Company. In addition, the 2014 Directors’ Plan is intended to provide the Company’s non-employee directors with opportunities to defer receipt of any or all of such compensation. Grants may be made under the 2014 Directors’ Plan through May 13, 2024.
The description of the 2014 Directors’ Plan contained herein is qualified in its entirety by reference to the complete terms and conditions of the 2014 Directors’ Plan, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.
On July 29, 2014, the Committee also approved and granted service-based restricted share unit awards (“Retention RSUs”) to certain Company officers who report directly to Mr. Gary B. Halverson, the Company’s President and Chief Executive Officer. The Retention RSUs recipients included, among the Company’s named executive officers, Mr. Terrance M. Paradie, the Company’s Executive Vice President and Chief Financial Officer.
The Retention RSUs were granted with a grant date of July 29, 2014 under the terms of the Revised Incentive Plan and were designed as retention compensation for certain key management personnel. Mr. Paradie’s award consisted of 31,780 RSUs (plus restricted dividend equivalents) relating on a one-for-one basis to the Company’s Common Shares. The Retention RSUs were granted for no purchase price and will generally vest to the extent of (1) 50% of such award if the recipient remains employed by the Company or its subsidiaries through February 10, 2015, and (2) the remaining 50% of such award if the participant remains employed by the Company or its subsidiaries through February 10, 2016, in each case subject to the terms of the award agreement for such award as approved by the Committee and the Revised Incentive Plan. The Retention RSUs are also subject to accelerated vesting in the event of the participant’s death or disability or under certain circumstances involving a qualifying termination of employment after a change in control of the Company. The recipients of the Retention RSUs also agreed to comply with customary non-competition and confidentiality restrictions.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
The 2014 Annual Meeting of Shareholders of the Company was held on July 29, 2014. The preliminary voting results for the proposals submitted for a vote of Shareholders at the Annual Meeting are set forth below:
As of June 2, 2014, there were outstanding 153,181,241 common shares and 29,248,925 depositary shares, each of which represents 1/40th of a share of our 7.00% Series A mandatory convertible preferred stock class. All common shareholders and mandatory convertible preferred stock shareholders were entitled to vote at the Annual Meeting, and each common share was entitled to one vote, except with respect to the election of directors under cumulative voting. With respect to the election of directors under cumulative voting, each shareholder had the right to vote in person or by proxy the number of shares registered in his or her name for as many persons as there were directors to be elected, or to cumulate such votes and give one candidate as many votes as was equal to the number of directors to be elected multiplied by the number of his or her shares, or to distribute the votes so cumulated among as many candidates as he or she desired. There were present at the Annual Meeting, in person or by proxy, holders of 100,901,854 common shares representing more than a majority of the voting power and constituting a quorum.
At the meeting, the Shareholders voted on the following items:
Proposal No. 1 - Election of Directors
The Board had nominated Gary B. Halverson, Mark E. Gaumond, Susan M. Green, Janice K. Henry, James F. Kirsch, Richard K. Riederer and Timothy W. Sullivan to serve as directors (collectively, the “Board Nominees”). Casablanca Capital LP, a Delaware limited partnership (together with its affiliates, “Casablanca”), nominated the following six director candidates in opposition to the Company’s director candidates: Lourenco Goncalves, Robert P. Fisher, Jr., Joseph Rutkowski, James Sawyer, Gabriel Stoliar, and Douglas Taylor (collectively, the “Casablanca Nominees”).
Due to the application of cumulative voting, the election of individual director candidates is not yet complete. However, based on the preliminary voting results, all six of the Casablanca Nominees and five of the Board Nominees have been elected for a term that will expire on the date of the 2015 annual meeting of shareholders.
Final results of the election of directors will be announced once they are certified by the inspector of elections following the customary review and challenge period.
Proposal No. 2 - Approval of the 2014 Nonemployee Directors’ Compensation Plan
This proposal received an affirmative vote of more than a majority of shares entitled to vote. The voting results were as follows:

FOR	57,640,953
AGAINST	40,422,236
ABSTAIN	2,838,671

Proposal No. 3 - Approval on an Advisory Basis of the Compensation of the Named Executive Officers
This proposal received an affirmative vote of more than a majority of the shares entitled to vote. The voting results were as follows:

FOR	56,642,435
AGAINST	41,361,862
ABSTAIN	2,897,559

Proposal No. 4 - Approval of Revised Incentive Plan
This proposal received an affirmative vote of more than a majority of the shares entitled to vote. The voting results were as follows:

FOR	56,931,076
AGAINST	41,233,980
ABSTAIN	2,736,798

Proposal No. 5 - Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2014
This proposal was approved by the votes indicated below.

FOR	96,672,518
AGAINST	2,158,285
ABSTAIN	2,071,071

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

10.1	Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan
10.2	2014 Nonemployee Directors' Compensation Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cliffs Natural Resources Inc.

Date:	August 4, 2014	By:	/s/ James D. Graham
Name: James D. Graham
Title: Vice President, Chief Legal Officer & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan
10.2	2014 Nonemployee Directors' Compensation Plan

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